EXHIBIT 99.1
SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS AND PROVIDES
GUIDANCE ON THE FULL YEAR OF 2020

Conference call on Thursday, July 30, 2020, at 8:00 a.m. Central Time.
HOUSTON, Texas, July 29, 2020 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2020.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, had the following remarks on the COVID-19 pandemic:
"Our world and our Company have been transformed in many ways due to the COVID-19 pandemic yet we have remained resilient and committed to meeting the needs of our client families. We’ve found creative ways to serve our customers safely by harnessing technology to hold virtual services and sales seminars, mastering the skills to work remotely, and learning that anything is possible with the solid foundation of our teams. We have continued to add measures to help ensure client families can safely visit our locations and celebrate the life of their loved ones.
Our preneed sales teams have continued to overcome social distancing obstacles in certain areas of the country by leveraging technology with customers who may prefer to purchase cemetery property and merchandise from the safety of their home or setting up outdoor pop-up tents to discuss pre-planning from a safe distance. As local governments began to reopen in the back half of the quarter, we experienced an increase in the velocity of our preneed cemetery sales.
As we look forward, we will continue to embrace the improvements we have made with our customers in using technology and virtual platforms. We believe these solutions have brought value and efficiency to the customer experience. I am confident that we can build on this experience to become an even stronger company."
Second Quarter Highlights:
-GAAP earnings per share were $0.59.
-Adjusted earnings per share grew $0.11, or 23%, over the prior year quarter to $0.58.
-Net cash provided by operating activities increased $106 million, or 136%, aided by tax payment deferrals.
-Revenue grew $7.4 million over the prior year quarter.
-Comparable funeral gross profit grew 23.4% and margin expanded 480 basis points.
-Cemetery preneed sales grew $25.1 million, or 10.4%.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, also commented on second quarter results:
"Today we reported adjusted earnings per share growth of $0.11, or 23%, quarter over quarter. The increase in adjusted earnings per share was attributable to better than expected operating performance in our funeral and cemetery operations driven by an increase in core funeral revenue and effective cost management. Comparable preneed cemetery sales production was higher by $25 million, or 10%, compared to the prior year quarter due to an increase in sales velocity as states began to loosen gathering restrictions. Net cash provided by operating activities grew approximately $106 million over the prior year quarter, primarily due to increased operating profit and deferred tax payments. I want to thank our almost 25,000 associates that selflessly put the needs of others before their own by serving client families during their greatest time of need. We will continue to serve our client families with care and respect as we all navigate through these uncertain times."
SECOND QUARTER SUMMARY
Details of our second quarter 2020 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$820.0	$812.6	$1,623.0	$1,610.8
Operating income	$182.3	$150.1	$334.1	$297.1
Net income attributable to common stockholders	$105.5	$72.3	$187.4	$151.7
Diluted earnings per share	$0.59	$0.39	$1.03	$0.82
Earnings excluding special items (1)	$104.9	$87.1	$183.5	$173.8
Diluted earnings per share excluding special items (1)	$0.58	$0.47	$1.01	$0.94
Diluted weighted average shares outstanding	179.7	185.7	181.6	185.5
Net cash provided by operating activities	$184.3	$78.0	$364.3	$262.9
Net cash provided by operating activities excluding special items (1)	$184.3	$84.4	$364.3	$269.3
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

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•Diluted earnings per share were $0.59 in the second quarter of 2020 compared to $0.39 in the second quarter of 2019. The current year quarter was positively impacted by a $0.7 million pre-tax gain on divestitures. The prior year quarter was negatively impacted by an $11.8 million pre-tax loss on divestitures and a $7.6 million pre-tax loss on early extinguishment of debt, net. Diluted earnings per share excluding special items were $0.58 in the second quarter of 2020 compared to $0.47 in the second quarter of 2019. The increase of $0.11, or 23.4%, is due to higher gross profit primarily related to higher funeral services performed in the core funeral business as a result of the COVID-19 pandemic and effective cost management, partially offset by a lower funeral average per case as limitations on gatherings impacted funeral services.
•Net cash provided by operating activities increased $106.3 million to $184.3 million in the second quarter of 2020 compared to $78.0 million in the second quarter of 2019. The second quarter of 2019 was negatively impacted by $6.4 million in legal settlement payments. Net cash provided by operating activities excluding special items was $184.3 million in the second quarter of 2020 compared to $84.4 million in the second quarter of 2019. Growth in gross profit combined with a deferral of certain income and payroll tax payments and favorable cash collections contributed to the increase in net cash provided by operating activities.
OUTLOOK FOR 2020
Due to the uncertainty of current economic conditions, in early April, we withdrew our full year 2020 guidance. We have continued to closely assess this situation, and we now believe the effects of the pandemic are visible enough to provide guidance. The guidance provided below has a wider range than usual due to the continued uncertainty around the impact of the COVID-19 pandemic. Additionally, our outlook for net cash provided by operating activities excluding special items reflects the deferral of an estimated $40 million of payroll tax payments, which are deferred until 2021 and 2022 as allowed under the CARES Act.

(Dollars in millions, except per share amounts)	2020 Outlook
Diluted earnings per share excluding special items (1)	$1.78 - $2.00
Net cash provided by operating activities excluding special items (1)	$600 - $660
Capital improvements at existing locations and cemetery development expenditures	$165 - $195
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2020 excludes the following because this information is not currently available for 2020: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.

COMMENTARY ON THE FULL YEAR OF 2020
We anticipate the continued impact of the COVID-19 pandemic will result in increased funeral services performed, particularly early in the third quarter, which will be somewhat offset by declines in our average revenue per service as gathering restrictions and self-isolating measures persist in certain jurisdictions. We expect that cemetery preneed sales will move somewhat in tandem with atneed services due in part to family members who wish to secure cemetery property next to their loved ones. All of these assumptions are highly dependent on the extent of the spread of the COVID-19 pandemic, the stay-at-home mandates and social gathering restrictions from local governments, as well as the possibility and/or timing of a vaccine. We expect that we may see funeral services performed start to slow as the high volumes experienced during the last five months may be accelerating future funeral services into current periods that would have otherwise occurred in the near future. We plan to continue to be vigilant with our costs and expenses; however, we anticipate a modest rise in costs and expenses, which should correspond with the relaxation of stay-at-home mandates and gathering restrictions. Our adjusted operating cash flow guidance provided above assumes the deferral of an estimated $40 million of payroll tax payments under the CARES act and also includes our current earnings per share guidance offset by a reduction in cash interest and cash taxes and positive working capital movements. We remain confident in the strength of our liquidity and cash flow position, which will allow us to remain flexible in adjusting our costs and capital expenditures as necessary. Most importantly, we remain committed to the care and safety of our employees, our client families, and our communities.

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CONFERENCE CALL AND WEBCAST

We will host a conference call on Thursday, July 30, 2020, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 3672248. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 6, 2020 and can be accessed at (877) 344-7529 (US), (412) 317-0088 (International), or (855)-669-9658 (Canada) with the passcode of 10146439. Additionally, a replay of the conference call will be available on our website for approximately one week.

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2020, we owned and operated 1,472 funeral homes and 483 cemeteries (of which 296 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-3468
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•The COVID-19 pandemic has had an adverse effect on our business and results of operations and future public health threats could have additional material adverse consequences for our business and results of operations.
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue and cash flows.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs

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and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery trust funds could have a material adverse impact on our liquidity, cash flows, and financial results.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, operating results, financial condition, or cash flow could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Regulation and compliance could have a material adverse impact on our financial results.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2019 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2020

Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$820,035	$812,572	$1,623,000	$1,610,784
Cost of revenue	(601,268)	(621,426)	(1,225,189)	(1,227,804)
Gross profit	218,767	191,146	397,811	382,980
Corporate general and administrative expenses	(37,169)	(29,218)	(68,982)	(72,196)
Gains (losses) on divestitures and impairment charges, net	737	(11,823)	5,282	(13,701)
Operating income	182,335	150,105	334,111	297,083
Interest expense	(41,767)	(47,317)	(86,118)	(94,707)
Losses on early extinguishment of debt, net	(11)	(7,579)	(150)	(7,579)
Other income (expense), net	1,166	874	(81)	1,594
Income before income taxes	141,723	96,083	247,762	196,391
Provision for income taxes	(36,170)	(23,570)	(60,208)	(44,665)
Net income	105,553	72,513	187,554	151,726
Net income attributable to noncontrolling interests	(45)	(184)	(105)	(74)
Net income attributable to common stockholders	$105,508	$72,329	$187,449	$151,652
Basic earnings per share:
Net income attributable to common stockholders	$0.59	$0.40	$1.04	$0.83
Basic weighted average number of shares	177,902	182,369	179,378	182,048
Diluted earnings per share:
Net income attributable to common stockholders	$0.59	$0.39	$1.03	$0.82
Diluted weighted average number of shares	179,666	185,690	181,639	185,517

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$222,234	$186,276
Receivables, net	76,963	81,671
Inventories	25,965	25,118
Other	58,474	80,488
Total current assets	383,636	373,553
Preneed receivables, net and trust investments	4,622,700	4,789,562
Cemetery property	1,882,890	1,873,602
Property and equipment, net	2,098,196	2,065,433
Goodwill	1,865,401	1,864,223
Deferred charges and other assets, net	1,035,508	1,029,908
Cemetery perpetual care trust investments	1,599,599	1,681,149
Total assets	$13,487,930	$13,677,430

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$460,718	$478,545
Current maturities of long-term debt	87,267	69,821
Income taxes payable	58,840	8,353
Total current liabilities	606,825	556,719
Long-term debt	3,573,709	3,513,530
Deferred revenue, net	1,494,106	1,467,103
Deferred tax liability	433,021	421,482
Other liabilities	381,704	378,074
Deferred receipts held in trust	3,644,212	3,839,376
Care trusts’ corpus	1,600,025	1,677,891
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 186,104,673 and 185,100,789 shares issued, respectively, and 177,011,040 and 181,184,963 shares outstanding, respectively	177,011	181,185
Capital in excess of par value	1,002,988	1,010,361
Retained earnings	561,882	601,903
Accumulated other comprehensive income	12,400	29,864
Total common stockholders’ equity	1,754,281	1,823,313
Noncontrolling interests	47	(58)
Total equity	1,754,328	1,823,255
Total liabilities and equity	$13,487,930	$13,677,430

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six Months Ended June 30,
	2020	2019

Cash flows from operating activities:
Net income	$187,554	$151,726
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	150	7,579
Depreciation and amortization	75,582	74,244
Amortization of intangibles	11,304	13,653
Amortization of cemetery property	33,696	33,523
Amortization of loan costs	2,571	2,989
Provision for expected credit losses	9,023	4,273
Provision for deferred income taxes	5,681	6,090
(Gains) losses on divestitures and impairment charges, net	(5,282)	13,701
Share-based compensation	7,044	8,013
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in receivables	2,781	(11,608)
Increase in other assets	(18,232)	(18,643)
Increase (decrease) in payables and other liabilities	41,936	(55,148)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(16,520)	(1,594)
Increase in deferred revenue, net	39,374	55,441
Decrease in deferred receipts held in trust	(12,360)	(21,346)
Net cash provided by operating activities	364,302	262,893
Cash flows from investing activities:
Capital expenditures	(104,828)	(112,714)
Business acquisitions, net of cash acquired	(26,271)	(21,418)
Real estate acquisitions	(32,766)	(11,337)
Proceeds from divestitures and sales of property and equipment	12,136	11,380
Payments for Company-owned life insurance policies	(3,848)	(8,586)
Proceeds from Company-owned life insurance policies and other	3,519	—
Net cash used in investing activities	(152,058)	(142,675)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	190,000	854,263
Debt issuance costs	—	(15,536)
Scheduled payments of debt	(16,455)	(8,712)
Early payments of debt	(95,897)	(828,121)
Principal payments on finance leases	(20,453)	(21,807)
Proceeds from exercise of stock options	15,126	23,101
Purchase of Company common stock	(210,568)	(29,574)
Payments of dividends	(68,133)	(65,691)
Bank overdrafts and other	6,686	12,307
Net cash used in financing activities	(199,694)	(79,770)
Effect of foreign currency	(4,575)	3,113
Increase in cash, cash equivalents, and restricted cash	7,975	43,561
Cash, cash equivalents, and restricted cash at beginning of period	242,620	207,584
Cash, cash equivalents, and restricted cash at end of period	$250,595	$251,145

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated funeral:
Atneed revenue	$256.2	$245.4	$521.0	$504.1
Matured preneed revenue	158.4	148.6	321.9	305.0
Core revenue	414.6	394.0	842.9	809.1
Non-funeral home revenue	14.1	13.1	28.6	26.1
Recognized preneed revenue	27.7	39.7	60.5	71.1
Other revenue	24.5	32.2	53.8	65.5
Total revenue	$480.9	$479.0	$985.8	$971.8

Gross profit	$116.0	$90.6	$219.5	$196.0
Gross profit percentage	24.1%	18.9%	22.3%	20.2%

Funeral services performed	90,579	79,054	177,069	162,825
Average revenue per service	$4,733	$5,150	$4,922	$5,129

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated cemetery:
Atneed property revenue	$28.7	$23.9	$53.5	$47.3
Atneed merchandise and service revenue	62.4	58.4	122.7	116.5
Total atneed revenue	91.1	82.3	176.2	163.8
Recognized preneed property revenue	152.1	151.9	268.2	280.5
Recognized preneed merchandise and service revenue	69.8	73.6	138.5	140.6
Total recognized preneed revenue	221.9	225.5	406.7	421.1
Core revenue	313.0	307.8	582.9	584.9
Other cemetery revenue	26.1	25.8	54.3	54.1
Total revenue	$339.1	$333.6	$637.2	$639.0

Gross profit	$102.8	$100.6	$178.3	$187.0
Gross profit percentage	30.3%	30.2%	28.0%	29.3%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2020 and 2019. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2019 and ending June 30, 2020.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended June 30,
	2020	2019	Var	%
Comparable revenue:
Atneed revenue (1)	$248.0	$243.5	$4.5	1.8%
Matured preneed revenue (2)	156.6	148.0	8.6	5.8%
Core revenue (3)	404.6	391.5	13.1	3.3%
Non-funeral home revenue (4)	14.1	13.1	1.0	7.6%
Recognized preneed revenue (5)	27.4	39.7	(12.3)	(31.0)%
Other revenue (6)	24.6	31.9	(7.3)	(22.9)%
Total comparable revenue	$470.7	$476.2	$(5.5)	(1.2)%

Comparable gross profit	$112.9	$91.5	$21.4	23.4%
Comparable gross profit percentage	24.0%	19.2%	4.8%

Comparable services performed:
Atneed	49,680	43,475	6,205	14.3%
Matured preneed	27,275	24,509	2,766	11.3%
Total core	76,955	67,984	8,971	13.2%
Non-funeral home	11,537	10,527	1,010	9.6%
Total comparable funeral services performed	88,492	78,511	9,981	12.7%
Core cremation rate	52.8%	50.7%	2.1%
Total comparable cremation rate	58.9%	57.1%	1.8%

Comparable sales average revenue per service:
Atneed	$4,992	$5,601	$(609)	(10.9)%
Matured preneed	5,742	6,039	(297)	(4.9)%
Total core	5,258	5,759	(501)	(8.7)%
Non-funeral home	1,222	1,244	(22)	(1.8)%
Total comparable average revenue per service	$4,732	$5,153	$(421)	(8.2)%

Comparable preneed sales production:
Total preneed sales	$183.3	$252.2	$(68.9)	(27.3)%
Core contracts sold	26,268	33,471	(7,203)	(21.5)%
Non-funeral home contracts sold	14,396	21,028	(6,632)	(31.5)%
Core average revenue per contract sold	$5,434	$5,837	$(403)	(6.9)%
Non-funeral home average revenue per contract sold	$2,814	$2,704	$110	4.1%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
•Total comparable funeral revenue decreased by $5.5 million, or 1.2%, in the second quarter of 2020 compared to the same period of 2019. A healthy increase in core funeral revenue of $13.1 million was more than offset by lower recognized preneed revenue of $12.3 million and lower other revenue of $7.3 million, both of which were impacted by lower preneed funeral sales production.

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•The increase in core funeral revenue of $13.1 million, or 3.3%, was primarily the result of a 13.2% increase in core funeral services performed driven predominantly by COVID-related deaths. This increase was somewhat offset by an 8.7% decrease in core average revenue per service as the social distancing effects from the pandemic resulted in fewer and smaller funeral memorial services. Additionally, the core cremation rate increased by 210 basis points as the COVID-19 pandemic created a temporary shift towards direct cremation, particularly in the first half of the quarter when there were more widespread restrictions on social distancing and gathering sizes.
•Other revenue decreased $7.3 million, primarily due to lower general agency revenue as a result of a decrease in insurance-funded preneed funeral sales production.
•Comparable funeral gross profit increased $21.4 million to $112.9 million and the gross profit percentage increased 480 basis points to 24.0%. Growth in our core business produced healthy incremental margins that more than offset the decline in lower margin revenue streams such as recognized preneed revenue and general agency revenue. The funeral margins were also positively impacted by purposeful cost reductions implemented in late March and early April in response to the COVID-19 pandemic.
•Comparable preneed funeral sales production decreased $68.9 million, or 27.3%, in the second quarter of 2020 compared to 2019. We experienced a 26.9% decrease at our core funeral locations and a 28.8% decrease in preneed production through our non-funeral home channel. Preneed funeral sales growth has been slower to rebound as a large percentage of leads are generated by seminars, which are typically conducted in a group setting in public venues. Our non-funeral home channel was particularly impacted by these overall local government stay-at-home mandates. We also temporarily shifted our core sales force compensation plans in the quarter to focus more on the growth of preneed cemetery sales production.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2020 and 2019. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2019 and ending June 30, 2020.

(Dollars in millions)	Three Months Ended June 30,
	2020	2019	Var	%
Comparable revenue:
Atneed property revenue	$28.7	$23.9	$4.8	20.1%
Atneed merchandise and service revenue	62.4	58.2	4.2	7.2%
Total atneed revenue (1)	91.1	82.1	9.0	11.0%
Recognized preneed property revenue	152.0	151.7	0.3	0.2%
Recognized preneed merchandise and service revenue	69.8	73.3	(3.5)	(4.8)%
Total recognized preneed revenue (2)	221.8	225.0	(3.2)	(1.4)%
Core revenue (3)	312.9	307.1	5.8	1.9%
Other revenue (4)	25.9	25.9	—	—%
Total comparable revenue	$338.8	$333.0	$5.8	1.7%

Comparable gross profit	$102.8	$100.4	$2.4	2.4%
Comparable gross profit percentage	30.3%	30.2%	0.1%

Comparable preneed and atneed sales production:
Property	$201.2	$179.2	$22.0	12.3%
Merchandise and services	159.4	146.2	13.2	9.0%
Discounts and other	(1.8)	(2.1)	0.3	14.3%
Preneed and atneed sales production	$358.8	$323.3	$35.5	11.0%

Recognition rate (5)	87.2%	95.0%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $5.8 million, or 1.7%, in the second quarter of 2020 compared to the second quarter of 2019. The increase was primarily due to a $9.0 million, or 11.0%, increase in atneed revenue that was driven

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by an increase in services performed. This increase was somewhat offset by a $3.5 million, or 4.8%, decrease in recognized preneed merchandise and service revenue.
•Comparable preneed cemetery sales production increased $25.1 million, or 10.4%. While large sales production was relatively flat, non-large sales velocity grew 17%. Productive virtual tools, expanded sales incentives, and increased leads from atneed services combined with the gradual lifting of gathering restrictions in many states drove higher productivity. The higher sales production of $25.1 million had a lower revenue recognition rate due to the mix of developed and undeveloped property sold in the second quarter of 2020 compared to the same period in 2019. These deferred sales will be recognized revenue in future quarters.
•Comparable cemetery gross profit increased $2.4 million to $102.8 million. The gross profit percentage increased 10 basis points to 30.3%, resulting from the cemetery revenue increases described above as well as purposeful cost reductions implemented in late March and early April in response to the COVID-19 pandemic. These benefits to margin were somewhat offset by higher selling compensation-related costs, particularly in April as we maintained sales wages during the challenging start to the quarter.
Other Financial Results
•Corporate general and administrative expenses increased $8.0 million to $37.2 million in the second quarter of 2020. The prior year quarter included a reduction in legal expenses of $1.6 million. Excluding this prior year change in legal expenses, corporate general and administrative expenses increased $6.4 million, primarily related to increased incentive compensation expenses, including hero bonuses for certain front line associates, and a $3.0 million charitable contribution funded during the quarter most of which related to community outreach efforts.
•Interest expense decreased $5.6 million to $41.8 million in the second quarter of 2020 primarily due to lower interest rates on our floating rate debt and other debt refinancing activities over the last twelve months.
•The GAAP effective income tax rate for the second quarter of 2020 was 25.5% up from 24.5% in the prior year quarter. Our adjusted effective income tax rate was 25.5% in the second quarter of 2020 compared to 23.3% in the prior year quarter. The current year effective tax rates are higher compared to the prior year quarter primarily due to lower excess tax benefits on fewer exercises of stock options during the current year.

Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$184.3	$78.0	$364.3	$262.9
Legal settlement payments	—	6.4	—	6.4
Net cash provided by operating activities excluding special items	$184.3	$84.4	$364.3	$269.3
Cash taxes included in net cash provided by operating activities	$0.1	$47.8	$1.7	$49.6
Net cash provided by operating activities excluding special items increased $99.9 million to $184.3 million in the second quarter of 2020 compared to $84.4 million in the second quarter of 2019. This increase is primarily due to the deferral of $62.1 million of cash tax payments combined with higher gross profit of $27.6 million and improved atneed cash collections in the quarter. The deferral of certain taxes includes $47.3 million of federal and state income tax payments allowed by the IRS to be deferred until the third quarter of 2020, and $14.8 million of payroll taxes which are deferred until 2021 and 2022 as allowed under the CARES Act.

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Capital improvements at existing operating locations	$23.0	$31.8	$43.2	$57.7
Development of cemetery property	21.2	19.2	45.3	37.9
Capital improvements at existing operating locations and cemetery development expenditures	44.2	51.0	88.5	95.6
Growth capital expenditures/construction of new funeral service locations	8.4	10.1	16.3	17.1
Total capital expenditures	$52.6	$61.1	$104.8	$112.7
Total capital expenditures decreased in the current quarter by $8.5 million, primarily due to the temporary deferral of certain capital expenditures as we navigate the impact of the COVID-19 pandemic.

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Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2020 is set forth below:

	Three Months	Six Months
Preneed funeral	16.0%	(3.2)%
Preneed cemetery	16.3%	(3.7)%
Cemetery perpetual care	12.5%	(3.1)%
Combined trust funds	15.0%	(3.4)%

Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended June 30,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$105.5	$0.59	$72.3	$0.39
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(0.7)	(0.01)	11.8	0.06
Loss on early extinguishment of debt, net	—	—	7.6	0.04
Legal settlements	—	—	(1.6)	(0.01)
Tax reconciling items:
Tax effect from special items	0.1	—	(4.2)	(0.02)
Change in uncertain tax reserves and other	—	—	1.2	0.01
Earnings excluding special items and diluted earnings per share excluding special items	$104.9	$0.58	$87.1	$0.47

Diluted weighted average shares outstanding		179.7		185.7

(Dollars in millions, except diluted EPS)	Six Months Ended June 30,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$187.4	$1.03	$151.7	$0.82
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.3)	(0.03)	13.7	0.07
Losses on early extinguishment of debt, net	0.2	—	7.6	0.04
Legal settlements	—	—	6.4	0.03
Tax reconciling items:
Tax effect from special items	1.4	0.01	(6.8)	(0.03)
Change in uncertain tax reserves and other	(0.2)	—	1.2	0.01
Earnings excluding special items and diluted earnings per share excluding special items	$183.5	$1.01	$173.8	$0.94

Diluted weighted average shares outstanding		181.6		185.5

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